                         DICK CLARK PRODUCTIONS, INC.

            ------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 4, 1995

            ------------------------------------------------------

  The Annual Meeting of Stockholders of dick clark productions, inc., a Delaware corporation, will be held at The Penn Club, 30 West 44th Street, Spruce Room, Third Floor, New York, New York, on Monday,December 4, 1995, at 11:30 a.m., local time, for the following purposes:

    1. To elect five members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as dick clark productions, inc.'s independent accountants for the fiscal year ending June 30, 1996.

    3. To transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

  Only stockholders of record at the close of business on October 27, 1995, shall be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of common stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of dick clark productions, inc., 3003 West Olive Avenue, Burbank, California 91510-7811.

                                       By Order of the Board of Directors

                                       /s/ Martin Eric Weisberg

                                       Martin Eric Weisberg
                                       Secretary

November 3, 1995
Burbank, California

                                   IMPORTANT

  TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                         DICK CLARK PRODUCTIONS, INC.
                            3003 WEST OLIVE AVENUE
                        BURBANK, CALIFORNIA 91510-7811

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 4, 1995

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of dick clark productions, inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Penn Club, 30 West 44th Street, Spruce Room, Third Floor, New York, New York, on Monday, December 4, 1995, at 11:30 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

  This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about November 3, 1995.

  A copy of the Company's Annual Report for the fiscal year ended June 30, 1995 ("fiscal 1995"), is being sent to each stockholder of record as of October 27, 1995, together with this Proxy Statement.

GENERAL INFORMATION

  Stockholders of record at the close of business on October 27, 1995, will be entitled to notice of, and to vote the shares of Common Stock of the Company, $.01 par value ("Common Stock"), and the shares of Class A Common Stock of the Company, $.01 par value ("Class A Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock and the Class A Common Stock are the Company's only classes of outstanding voting securities. Each share of Common Stock entitles the holder thereof to one vote and each share of Class A Common Stock entitles the holder thereof to ten votes. On October 27, 1995, there were 7,528,500 shares of Common Stock and 750,000 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

  If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 1996 ("fiscal 1996"), and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

  The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the aggregate shares of Common Stock and Class A Common Stock outstanding at the close of business on October 27, 1995, will constitute a quorum.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

  A Board of five directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following five nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

              Richard W. Clark
              Karen W. Clark
              Francis C. La Maina
              Lewis Klein
              Enrique F. Senior

  All of the nominees are present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

  If elected, all nominees are expected to serve until the 1996 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

Richard W. Clark
Director since: 1957
Age: 65

  Richard ("Dick") W. Clark has been the Chairman and Chief Executive Officer and a director of the Company since its inception. He acts as executive producer on almost all of the television programs produced by the Company. Mr. Clark is the principal stockholder, as well as a director and executive officer of Olive Enterprises, Inc., a Pennsylvania corporation ("Olive"). Olive is a company controlled by Mr. Clark. Mr. Clark also acts and performs on a freelance basis.

Karen W. Clark
Director since: 1977
Age: 53

  Karen W. Clark became Vice President--Administration in July 1986 and was Secretary of the Company from 1977 to 1987. She serves as production assistant on many of the Company's television programs and is the Company's administrative coordinator. Ms. Clark is the wife of Richard W. Clark.

Francis C. La Maina
Director since: 1974
Age: 56

  Francis C. La Maina became President of the Company in July 1986. Mr. La Maina serves as executive in charge of production on all television shows produced by the Company. From 1977 until 1986, he was Executive Vice President of the Company and from 1974 until 1977, he was Vice President--Business Affairs of the Company. From 1966 until 1974, he served as Controller of the Company and as an associate producer. Mr. La Maina provides business related services to Mr. Clark in connection with Mr. Clark's non-Company business ventures and is a stockholder, director and executive officer of Olive.

Lewis Klein
Director since: 1987
Age: 68

  From 1985 to 1993, Mr. Klein was the President of Gateway Communications, Inc. ("Gateway"), a company which owns and operates several television stations. From 1972 to 1985, Mr. Klein served as the Executive Vice President of Gateway, and he has been a director of Gateway since 1975. Mr. Klein is the founder and past president of the International Association of Television Program Executives and is currently the President of its Educational Foundation. Since 1952, Mr. Klein has been a professor at the Temple University School of Communications.

Enrique F. Senior
Director since: 1987
Age: 52

  Since November 1, 1982, Mr. Senior has been a Managing Director of Allen & Company Incorporated, an investment banking firm. For a number of years prior to November 1982, Mr. Senior was a Vice President of Allen & Company Incorporated. Since 1988, Mr. Senior has been a director of Air & Water Technologies, Inc., which is involved in environmental waste treatment.

COMMITTEES

  The Board of Directors has an Audit Committee but does not have a Nominating Committee or Compensation Committee. The Audit Committee's functions are to recommend the appointment of independent accountants, review the arrangements for and scope of the audit by the independent accountants, review and monitor the Company's policies regarding business ethics and conflicts of interest and discuss with management and the independent accountants annual financial statements and key accounting and reporting matters. The Audit Committee is currently composed of Messrs. Klein and Senior. The Audit Committee did not meet during fiscal 1995.

DIRECTORS' REMUNERATION

  Non-employee directors receive an annual fee of $10,000 plus reimbursements of expenses incurred in connection with attendance at Board of Directors' meetings.

  The Board of Directors met three times during fiscal 1995.

                            PRINCIPAL STOCKHOLDERS

  The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of October 27, 1995 by each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its common stock and by each director, certain officers and by all officers and directors as a group.

COMMON STOCK

                                                                  PERCENTAGE
            NAME AND ADDRESS                 NUMBER OF SHARES      OF CLASS
          OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)(2) OUTSTANDING
          -------------------            ------------------------ -----------
Richard W. Clark(3).....................        5,653,400(4)        75.09%
Karen W. Clark(3).......................        2,965,500           39.39%
Francis C. La Maina(3)..................          763,586(5)        10.14%
Kenneth H. Ferguson(3)..................           22,500(6)           *
Enrique F. Senior.......................                0                0
  711 Fifth Avenue
  New York, New York 10022
Lewis Klein                                         1,500              *
  1475 Hampton Road
  Rydal, Pennsylvania 19046
All officers and directors as a group
 (seven persons)........................        6,440,986(7)        85.55%

CLASS A COMMON STOCK

                                                                    PERCENTAGE
              NAME AND ADDRESS                  NUMBER OF SHARES     OF CLASS
             OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1) OUTSTANDING
             -------------------              --------------------- -----------
Richard W. Clark(3)..........................        675,000            90%
Francis C. La Maina(3).......................         75,000            10%
All officers and directors as a group (seven
 persons)....................................        750,000           100%

--------
*Less than 1%
(1) With the exception of Ms. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Ms. Clark, Mr. Clark has the sole voting power over the shares owned by Ms. Clark.
(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.
(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91510-7811.
(4) Includes 2,965,500 shares owned by Ms. Clark and 357,400 shares owned by Olive.
(5) Includes 500 shares owned by Mr. La Maina's wife and options to purchase 225,450 shares of Common Stock which are currently exercisable.
(6) Includes options to purchase 22,500 shares of Common Stock which are currently exercisable.
(7) Includes 247,950 shares of Common Stock subject to options which are currently exercisable and which may be exercised by certain officers within 60 days under the Company's 1987 Employee Stock Option Plan.

  Pursuant to an agreement between Messrs. Clark and La Maina, Messrs. Clark and La Maina have rights of the first refusal to purchase each other's shares of Common Stock and Class A Common Stock in the event either wishes to sell his shares to a third party (other than a spouse or lineal descendant) or in a market transaction. A purchase by Mr. La Maina of shares held by Mr. Clark could result in a change of control of the Company. Pursuant to an agreement among Messrs. Clark, La Maina and Ms. Clark, Mr. Clark has rights of first refusal in the event Ms. Clark wishes to sell her shares to a third party or in a market transaction and a right of purchase in the event of her death, and Mr. La Maina has identical rights in the event Mr. Clark does not exercise his rights with respect to Ms. Clark's shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table contains information about the compensation paid by the Company for services rendered in all capacities during the three years ended June 30, 1995, to the Chief Executive Officer of the Company and each of the most highly paid executive officers of the Company whose compensation exceeds $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                                   COMPENSATION
                                                                   ------------
                                                   ANNUAL            OPTIONS
                                                COMPENSATION         GRANTED
                                             ------------------    ------------
      NAME AND PRINCIPAL POSITION       YEAR SALARY($) BONUS($)     OPTIONS($)
      ---------------------------       ---- --------- --------    ------------
Richard W. Clark....................... 1995  950,000      --            --
 Chairman of the Board and              1994  950,000  400,640(1)        --
  Chief Executive Officer               1993  950,000      --            --
Francis C. La Maina.................... 1995  518,000      --            --
 President and Chief                    1994  518,000  275,480(1)        --
  Operating Officer                     1993  518,000      --        225,450
Kenneth H. Ferguson.................... 1995  150,000      --          7,500
 Treasurer and Chief                    1994  135,000   51,380(1)        --
  Financial Officer                     1993  130,000   17,580(2)        --

--------
(1) Represents bonus compensation earned with respect to fiscal 1994, which was paid during fiscal 1995.
(2) Represents bonus compensation earned with respect to fiscal 1993, which was paid during fiscal 1994.

EMPLOYMENT AGREEMENTS

  The Company is party to an employment agreement with Richard W. Clark pursuant to which he serves as Chairman and Chief Executive Officer of the Company. The employment agreement provides for a five-year term which commenced as of July 1, 1992 and terminates on June 30, 1997, unless earlier terminated by the Company or Mr. Clark. The employment agreement provides for a base salary of $950,000 and a bonus payable upon the Company's achievement of certain performance targets, based on the Company's Pre-tax Profits (as that term is defined in the employment agreement) that year. Pursuant to the employment agreement, a bonus of $400,640 was earned with respect to fiscal 1994, which was paid during fiscal 1995. No such bonus was paid during fiscal 1993 or earned with respect to that period and no such bonus was earned during fiscal 1995.

  Mr. La Maina serves as President and Chief Operating Officer of the Company pursuant to an employment agreement which provides for a four-year term which commenced as of July 1, 1995 and expires on June 30, 2000, unless earlier terminated by the Company or Mr. La Maina. Mr. La Maina receives a base salary of

$525,000 plus an amount equal to the percentage increase in the consumer price index for Los Angeles, California for the relevant twelve-month period. In addition, he receives a bonus based on the Company's Pre-tax Profits (as that term is defined in the employment agreement) during that fiscal year if certain performance targets are met. Pursuant to similar provisions in Mr. La Maina's prior employment agreement, a bonus of $275,480 was earned with respect to fiscal 1994, which was paid during fiscal 1995. No such bonus was paid during fiscal 1993 or earned with respect to that period and no such bonus was earned during fiscal 1995. Mr. La Maina was also granted an option on September 1, 1992 to acquire up to 225,450 shares of the Company's Common Stock in accordance with the Company's 1987 Employee Stock Option Plan. The option is exercisable with respect to 56,362 shares on each of September 1, 1992, June 30, 1993 and June 30, 1994, and for 56,364 shares on and after June 30, 1995.

  Mr. Ferguson is employed as the Company's Vice President, Treasurer and Chief Financial Officer. Pursuant to an employment agreement which commenced as of July 1, 1994 and terminates on June 30, 1997, Mr. Ferguson's base salary is $150,000, subject to annual adjustments in the base amount for any cost of living increase or decrease (but which base salary amount may not be decreased to an amount below $150,000). In addition, he is entitled to receive bonus compensation in an amount determined by the Company in its sole and absolute discretion, but in no event to exceed 50% of his annual base salary for the fiscal year to which such bonus applies. In accordance with such provisions, Mr. Ferguson may be awarded a bonus with respect to fiscal 1995 but the determination of such award has not yet been made by the Company. In accordance with the provisions of Mr. Ferguson's prior employment agreement, he earned bonus compensation of $51,380 with respect to the Company's performance during fiscal 1994, which was paid during fiscal 1995, and $17,580 with respect to the Company's performance during fiscal 1993, which was paid during fiscal 1994.

STOCK OPTIONS

  During fiscal 1995 Mr. Ferguson was granted an option to purchase up to 7,500 shares of the Company's common stock were granted under the Company's 1987 Employee Stock Option Plan.

  The following table sets forth information with respect to the exercise of stock options during 1995 and the options held as of June 30, 1995 by each of the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                      OPTIONS            IN-THE-MONEY OPTIONS
                              AT FISCAL YEAR-END (#)   AT FISCAL YEAR-END ($)(1)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Francis C. La Maina.........   225,450           0     $1,097,942           0
Kenneth H. Ferguson.........    22,500       5,000     $   95,625     $21,250

--------
(1) Represents the difference between the closing market price of the Common Stock at June 30, 1995 ($8.75 per share) and the exercise price ($3.88 per share for Mr. La Maina and $4.50 for Mr. Ferguson) of the options. Where the exercise price of the options are in excess of the market value, the value has been stated at zero.

BOARD REPORT

  The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The principal objectives of the Company's compensation program are to attract and retain qualified executives, to compensate for experience and goodwill, and to provide incentives for executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

  During the fiscal year ended June 30, 1995, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries, performance bonuses and stock options.

  The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation.

  Base Salaries. Base salaries are determined after evaluating a number of factors, including market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities. The Board also intends that salaries be comparable to those paid for similar positions in other companies of similar size and performance. The length of service to the Company, experience within the industry, and the goodwill associated with their names are significant factors involved in the compensation of the Company's two highest executive officers.

  Performance Bonuses. Certain executives receive bonuses based upon the Company's achievement of specified financial targets. Such bonuses are intended to ensure that these employees have a continuing interest in the success of the Company.

  Discretionary Bonus. Certain executives receive bonuses based upon such criteria as the President and Chief Operating Officer of the Company in his sole and absolute discretion determines appropriate.

  Stock Options. The Company, through its Stock Option Committee and subject to the 1987 Employee Stock Option Plan, awards certain executives incentive stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's stockholders, these equity awards are intended to be directly related to the creation of value for stockholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

  Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by similar companies.

                                       BOARD OF DIRECTORS

                                       Richard W. Clark
                                       Karen W. Clark
                                       Francis C. La Maina
                                       Lewis Klein
                                       Enrique F. Senior

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Clark, La Maina, and Ms. Clark, each of whom is a director and an officer of the Company, participated in discussions regarding compensation of executive officers. Each of the aforementioned individuals excused himself or herself from any deliberations regarding his or her own compensation during fiscal 1995.

  Messrs. Clark and La Maina are each stockholders, directors, and executive officers of Olive, a company controlled by Mr. Clark. Messrs. Clark and La Maina participated in deliberations regarding compensation of Olive's executive officers.

  During fiscal 1995, the Company provided management, consulting and office services to Olive and other companies owned by the Company's principal stockholders. The net amount paid by Olive and the other companies during fiscal 1995 for such services was $115,000 and $44,000, respectively. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Olive licenses The American Bandstand(TM) trademark and variations thereof to the Company pursuant to a license agreement which expires in 1996. The Company and Olive have agreed to extend the license on a long-term basis without any cost or license fee payable by the Company. Olive also loans to the Company, without charge, certain memorabilia which the Company presently uses in The American Bandstand(TM) Grill restaurants and the American Bandstand Dance Club located in Reno, Nevada. The license agreement, as extended, is expected to include the lending of memorabilia by Olive to the Company.

PERFORMANCE GRAPH

  The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following graph shows a five-year comparison for the period from June 30, 1990 to June 30, 1995 of cumulative total stockholder return (including the reinvestment of any dividends) of $100 invested in (i) the Company, (ii) the NASDAQ Market Index, and (iii) an index of peer companies selected by the Company.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           AMONG DICK CLARK PRODUCTIONS, INC., NASDAQ AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           DICK CLARK
(Fiscal Year Covered)        PRODUCTIONS, INC.   NASDAQ    Peer Group
---------------------        -----------------   ------    ----------
Measurement Pt-  1990        $100                $100      $100
FYE   1991                   $ 66.67             $102.95   $123.46
FYE   1992                   $ 66.67             $121.91   $107.15
FYE   1993                   $ 59.26             $152.27   $121.22
FYE   1994                   $133.33             $152.71   $138.77
FYE   1995                   $129.63             $197.98   $136.26


  The Company chose its peer group by selecting entertainment companies other than motion picture companies with revenues under $100 million and stock prices for two years or more. The peer index includes J2 Communications, Kushner-Locke Company, Matthews Studio Equipment Group, Prism Entertainment, Rentrak Corporation, Todd-AO Corporation, Showscan Corporation, Venture Entertainment Group, Ltd., and Unitel Video. The peer group index included in this graph reflects the omission of American Film Technologies, Inc. which is no longer in the Company's line of business. Due to the unique composition and nature of the Company's businesses, the Company believes that the peer group index may not provide a meaningful comparison to comparable businesses.

                             CERTAIN TRANSACTIONS

  The Company is a tenant under a triple net lease (the "Lease") with Olive, covering the premises occupied by the Company in Burbank, California. The Lease provides for a term ending on December 31, 2000 at a per annum rent of $516,000 payable monthly commencing September 1, 1989, with adjustments based on the Consumer Price Index every 24 months. In fiscal 1995, the Company paid $601,000 per annum under this lease agreement. The Company subleases a portion of the space covered by the Lease to Olive and to third parties on a month-to-month basis. The Company believes that the terms of the Lease and the subleases to Olive and to third parties are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

  Mr. Clark is actively involved in the Company's television programming and many of the programs involve the executive producing services and creative talent of Mr. Clark. Mr. Clark's services are not exclusive to the Company.

  The Company pays Mr. Clark for his services as a performer on Company programs and for any use of his name and likeness in connection with activities outside the television and motion picture business. Compensation paid by the Company to Mr. Clark as a performer or for such use of his name and likeness is based on industry standards for performers of his stature. In fiscal 1995 the Company paid Mr. Clark $267,000 for his services as a performer on Company programs and a spokesperson for Company products, which includes $158,300 or 6% royalty fees with respect to the sales of cosmetic products by geviderm, inc.

  See "Compensation Committee Interlocks and Insider Participation" for descriptions of business arrangements between the Company and Olive.

                                  PROPOSAL 2.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent accountants for fiscal 1996.

  Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

  Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 1996 will require the affirmative vote of at least a majority of the votes of the shares of Common Stock and Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

          ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

  As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

  Any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Secretary of the Company, for inclusion in the notice of meeting and proxy statement relating to the 1996 Annual Meeting, by July 15, 1996.

                             ADDITIONAL INFORMATION

  The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

                                        By order of the Board of Directors

                                        /s/ Martin Eric Weisberg

                                        Martin Eric Weisberg
                                        Secretary

November 3, 1995

                          DICK CLARK PRODUCTIONS, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS

  Kenneth H. Ferguson and Martin Eric Weisberg, and each of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in dick clark productions, inc. at the Annual Meeting of Stockholders on December 4, 1995, and at any adjournments, to be held at The Penn Club, 30 West 44th Street, Spruce Room, Third Floor, New York, New York, on Monday, December 4, 1995, at 11:30 a.m., local time.

  Management recommends that you vote FOR the election of the five director nominees (Proposal 1) and FOR Proposal 2.

                          I plan to attend the meeting

                                      [_]

1. ELECTION OF DIRECTORS

FOR ALL NOMINEES                     WITHHOLD AUTHORITY
LISTED ABOVE (EXCEPT                 TO VOTE FOR ALL
AS INDICATED TO THE                  NOMINEES LISTED ABOVE
CONTRARY AT THE RIGHT)

    [_]                                     [_]

Nominees: Richard W. Clark, Karen W. Clark, Francis C. La Maina, Lewis Klein and Enrique F. Senior.

          INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through his name above.


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2.  RATIFICATION OF THE APPOINTMENT
    OF ARTHUR ANDERSEN LLP, as the Company's auditors for the 1995 Fiscal year.

    For        Against        Abstain
    [_]          [_]            [_]







DATE ___________________________, 1995

______________________________________
             (SIGNATURE(S)

RECEIPT IS HEREBY ACKNOWLEDGED OF THE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT EACH DATED
NOVEMBER 3, 1995, AND THE ANNUAL REPORT
OF DICK CLARK PRODUCTIONS, INC. FOR THE
YEAR ENDED JUNE 30, 1995.

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"PLEASE MARK INSIDE
BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT
WILL RECORD YOUR VOTES"